UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2017

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Notes and the Indenture

On May 10, 2017, AMAG Pharmaceuticals, Inc. (the “Company”) completed its previously announced public offering (the “Offering”) of $300 million aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2022 (the “Notes”). Contemporaneously with the Offering, the Company entered into privately negotiated transactions with certain investors to repurchase approximately $158.9 million aggregate principal amount of its existing 2.50% Convertible Senior Notes due 2019 (the “2019 Notes”) for a purchase price of approximately $171.3 million, and to terminate a portion of the existing convertible note hedge and warrant transactions which were entered into in connection with the issuance of the 2019 Notes. The Company has granted the underwriters of the Offering a 30-day option to purchase up to an additional $45 million principal amount of the Notes solely to cover over-allotments.

The net proceeds from the Offering were approximately $291.0 million after deducting the underwriters’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used the net proceeds from the Offering together with cash on hand to repay approximately $321.8 million of outstanding borrowings and accrued interest under, and terminate, the Company’s $350.0 million term loan facility pursuant to that certain Credit Agreement, dated as of August 17, 2015, by and among the Company and the financial institutions and agents listed therein (the “2015 Term Loan Facility”).

The Notes are governed by the terms of a base indenture for senior debt securities (the “Base Indenture”), as supplemented by the first supplemental indenture thereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated as of May 10, 2017, by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are the senior unsecured obligations of the Company and bear interest at a rate of 3.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017. The Notes will mature on June 1, 2022, unless earlier repurchased or converted. The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 36.5464 shares of Common Stock per $1,000 principal amount of the Notes, which corresponds to an initial conversion price of approximately $27.36 per share of Common Stock and represents a conversion premium of approximately 37.5% based on the last reported sale price of the Common Stock of $19.90 per share on May 4, 2017, the date the Offering was priced.

The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends. At any time prior to the close of business on the business day immediately preceding March 1, 2022, holders may convert their Notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after March 1, 2022, until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. If a make-whole fundamental change, as described in the Indenture, occurs and a holder elects to convert its Notes in connection with such make-whole fundamental change, such holder may be entitled to an increase in the conversion rate as described in the Indenture.

The Company may not redeem the Notes prior to the maturity date and no “sinking fund” is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes. Upon the occurrence of certain fundamental changes involving the Company, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest.

The Indenture does not contain any financial or maintenance covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 270 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, Supplemental Indenture and form of Note filed hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 11, 2017, the Company repaid $321.8 million of outstanding borrowings and accrued interest under, and terminated, the 2015 Term Loan Facility.

The information set forth in Item 1.01 is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Base Indenture, dated as of May 10, 2017, by and between AMAG Pharmaceuticals, Inc. and Wilmington Trust, National Association
4.2	First Supplemental Indenture, dated as of May 10, 2017, by and between AMAG Pharmaceuticals, Inc. and Wilmington Trust, National Association
4.3	Form of 3.25% Convertible Senior Note due 2022 (included in Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio
Senior Vice President, General Counsel and Secretary

Date: May 15, 2017

EXHIBIT INDEX

Exhibit No.	Description
4.1	Base Indenture, dated as of May 10, 2017, by and between AMAG Pharmaceuticals, Inc. and Wilmington Trust, National Association
4.2	First Supplemental Indenture, dated as of May 10, 2017, by and between AMAG Pharmaceuticals, Inc. and Wilmington Trust, National Association
4.3	Form of 3.25% Convertible Senior Note due 2022 (included in Exhibit 4.2)